                                                               Exhibit 99.1

HSW International, Founding Partner of Sharecare, Announces Launch of Sharecare.com

HSWI provided technology development for Sharecare’s interactive question & answer platform.

ATLANTA, October 7, 2010 -- HSW International, Inc. (NASDAQ: HSWI), a developer and operator of popular websites featuring high quality information in the US, Brazil and China, and a leading provider of next-generation web publishing platforms that support traditional web publishing combined with social media, today announced the launch of Sharecare.com, an innovative platform that provides a simple, easy way for consumers to get high quality answers to the questions of health, provided by trusted experts.

HSW International joined in founding Sharecare with Dr. Mehmet Oz, Harpo Productions, Discovery Communications (Nasdaq: DISCA, DISCB, DISCK), Sony Pictures Television and Jeff Arnold.  HSWI provided the technology development services for Sharecare through its Web Platform Services division, helping create a Web 3.0 platform featuring interactive question & answer based content.

"We are pleased to be a founding partner in Sharecare and view the launch as a significant milestone in our business, which seeks to redefine the web experience by combining expert content and social media to enable the efficient and intuitive consumption of trusted content by information seekers across a spectrum of industry verticals – the first of which is health," said Greg Swayne, Chairman and Chief Executive Officer of HSW International.

For further details about Sharecare.com, please refer to the attached press release.

About HSW International

HSW International, Inc. (NASDAQ: HSWI) develops and operates Internet businesses focused on providing consumers with locally relevant, high quality information, and provides web platform services that support traditional web publishing combined with social media. The Company's leading brands BoWenWang (bowenwang.com.cn) and ComoTudoFunciona (hsw.com.br) provide readers in China and Brazil with thousands of articles about how the world around them works, serving as destinations for credible, easy-to-understand reference information. HSW International is the exclusive licensee in China and Brazil for the publication of translated content from HowStuffWorks.com, a subsidiary of Discovery Communications. HSW International is also a co-founder and developer of Sharecare, a highly searchable social

Q&A healthcare platform organizing and answering the questions of health. The Company is headquartered in Atlanta.

Forward-Looking Statements

This press release contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be in the future tense, and often include words such as "anticipate", "expect", "project", "believe", "plan", "estimate", "intend", "will" and "may". These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of HSW International. Relevant risks and uncertainties include those referenced in HSW International's filings with the SEC, and include but are not limited to: our losses and potential need to raise capital; successfully supporting the Sharecare platform; reliance on third parties such as Sharecare and its other founders and contributors; restrictions on intellectual property under agreements with Sharecare and third parties; challenges inherent in developing an online business; reliance on key personnel; risks of business in foreign countries, notably China and Brazil, including obtaining regulatory approvals and adjusting to changing political and economic policies; governmental laws and regulations, including unclear and changing laws and regulations related to the internet sector in foreign countries, especially China; general industry conditions and competition; and general economic conditions, such as advertising rate, interest rate and currency exchange rate fluctuations. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. HSW International assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Contact:
Kreab Gavin Anderson
Adam Davis
+1 (212) 515-1911
adavis@kreabgavinanderson.com

HSW International
Investor Relations
+1 (404) 926-0660
ir@hswint.com

America’s Doctor, Dr. Mehmet Oz and Jeff Arnold Launch Sharecare.com, an Online Health and Wellness Platform Providing Consumers with Expert Information to Live Healthier Lives

Sharecare.com is an Interactive Q & A Platform Dedicated to Providing Consumers with Diversified, Trustworthy Answers to the Questions of Health from the Collective Knowledge of Leaders in the Healthcare Industry

(Atlanta, GA – October 7, 2010) – Today, at the Health 2.0 Conference in San Francisco, internet entrepreneur Jeff Arnold and Dr. Mehmet Oz, a leading cardiac surgeon, health expert, and host of “The Dr. Oz Show,” in partnership with Harpo Studios, HSW International, Sony Pictures Television, and Discovery Communications launched Sharecare.com, an innovative platform that provides a simple, easy way for consumers to get high quality answers to the questions of health, provided by trusted experts.

The power behind Sharecare is the collective wisdom that comes from questions and answers reflecting the multiple perspectives of healthcare and industry experts.  Sharecare allows doctors, nurses, hospitals, non-profits, leading brands, and healthcare experts to engage with each other and consumers in transparent conversations about health.  Sharecare’s initial content contributors include prestigious organization such as AARP, American Cancer Society, American Diabetes Association, American Heart Association, American Red Cross, and Sigma Theta Tau International.

Sharecare’s unique approach goes beyond existing health information sites by bringing together all facets of health and wellness:  physical, emotional, intellectual, spiritual and social.  To accomplish this, Sharecare is working with organizations such as the National Academy of Sports Medicine for fitness information, to Google Health that provides expertise in electronic health records to Arianna Huffington on the importance of being fearless.

By bringing together the full spectrum of healthcare experts on an expert social Q & A platform to facilitate conversations about health, Sharecare is creating an environment that will foster innovation within the healthcare community.

The site is inviting, easy-to-use and is designed to be accessible from any device, from smart phones to tablets to desktops.  The dynamic home page features timely and relevant health and wellness topics.  The site also includes geo-targeting functionality and with the participation of local leading hospitals such as Brigham and Women’s Hospital, Cleveland Clinic, Johns Hopkins Medicine, The Mount Sinai Medical Center and New York-Presbyterian Hospital allows Sharecare users to engage with local medical experts.

“Sharecare’s mission is to become a trusted resource for accurate, multi-perspective and high quality answers to questions of health, and we are actively expanding our already impressive roster of prestigious institutions, hospitals, physicians, non-profits, professional societies and leading brands in the healthcare industry to provide answers,” said Jeff Arnold, chairman and chief architect of Sharecare. “We are particularly grateful to our existing partners, and encourage other experts to participate in the development of a shared wisdom on health and wellness on Sharecare.  Working together, there is no limit to the magnitude and breadth of healthcare expertise that will be available to consumers and with today’s launch, Sharecare can begin to evolve into the leading resource for answers to questions of health and wellness.”

 “As a doctor, I am excited to be included amongst industry leadership on Sharecare’s platform.  Not only does Sharecare give consumers the tools to live healthier lives but by bringing together healthcare thought leadership into a single community, it has the potential to foster an environment of innovation within the industry,” said Dr. Mehmet Oz, Host of “The Dr. Oz Show.”  “I am excited to harness the power of the Internet to bring everyone into an engaging discussion on how to take control of your own health destiny, encompassing emotional, spiritual as well as the physical aspects.”

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About Sharecare

Founded in 2009 and based in Atlanta, GA, Sharecare's mission is to greatly simplify the search for high-quality healthcare information and answer the world’s questions of health. Created by Jeff Arnold and Dr. Mehmet Oz, in partnership with Harpo Studios, HSW International, Sony Pictures Television, and Discovery Communications, the Sharecare interactive social Q & A platform allows people to ask, learn and act upon questions of health and wellness.  The company's innovative approach provides a wide array of expert answers to each question ranging from hospitals to MDs to non-profits to healthcare companies to active health consumers, ultimately creating a community where healthcare knowledge is built, shared and put into practice.

Contacts

Matthew Caldecutt / David Redlener
DKC Public Relations and Integrated Marketing
(212) 685-4300
Matthew_Caldecutt@dkcnews.com  / David_Redlener@dkcnews.com